Exhibit 23.1


                                 KUTAK ROCK LLP

                                   SUITE 3100
                             1801 CALIFORNIA STREET

                           DENVER, COLORADO 80202-2658

                                  303-297-2400
                             FACSIMILE 303-292-7799

                                www.kutakrock.com




                            Consent of Kutak Rock LLP

        Kutak Rock LLP hereby consents to references to our name and to our opinion incorporated by reference into the registration statement to which this consent is attached. In giving such consent, we do not thereby admit or agree that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated pursuant thereto.



                                                   /s/ Kutak Rock LLP



December 5, 2006